Calculation of Filing Fee Tables
S-3
Amcor Flexibles North America, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.250% Guaranteed Senior Notes due 2029	457(r)	750,000,000		$ 749,835,000.00	0.0001381	$ 103,552.21
Fees to be Paid	2	Debt	Guarantees of 4.250% Guaranteed Senior Notes due 2029	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	5.125% Guaranteed Senior Notes due 2036	457(r)	750,000,000		$ 749,122,500.00	0.0001381	$ 103,453.82
Fees to be Paid	4	Debt	Guarantees of 5.125% Guaranteed Senior Notes due 2036	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,498,957,500.00		$ 207,006.03
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 207,006.03
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Amcor Flexibles North America, Inc. (the "Issuer") initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-288681), filed with the Securities and Exchange Commission (the "SEC") on July 15, 2025 (the "Registration Statement").

[2]	Amcor plc, Amcor Finance (USA), Inc. ("AFUI"), Amcor UK Finance plc ("AUKF"), Amcor Group Finance plc ("AGF"), Amcor International UK plc ("AIUK"), Berry Global Group, Inc. ("BGGI") and Berry Global, Inc. ("BGI") will each fully and unconditionally guarantee the 4.250% Guaranteed Senior Notes due 2029 issued by the Issuer. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to such guarantees.

[3]	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Issuer initially deferred payment of all of the registration fees for the Registration Statement.

[4]	Amcor plc, AFUI, AUKF, AGF, AIUK, BGGI and BGI will each fully and unconditionally guarantee the 5.125% Guaranteed Senior Notes due 2036 issued by the Issuer. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to such guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,498,957,500.00. The prospectus is a final prospectus for the related offering.